UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
500 Office Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 22, 2024 (the “Effective Date”), Maui Land & Pineapple Company, Inc., a Delaware corporation (“MLP” or “Company”), entered into a Memorandum of Agreement (the “Agreement”) with the State of Hawai‘i Department of Transportation (“State”) to lease land and administer the construction of improvements necessary to support temporary homes for individuals and families displaced by the Maui wildfires on August 8, 2023.

In furtherance of MLP’s stated mission to productively use its assets to meet the community’s critical needs, MLP agreed to lease approximately 50 acres of vacant land to the State in an area known as Honokeana, near Napili in Lahaina, Maui. The land will be leased to the State at no cost for five years, plus the duration of time necessary to construct the temporary homes. The land is a portion of a larger, 1,377-acre parcel owned by MLP.

The Agreement provides the State will fund all costs to complete the project, including approximately $35,500,000 to complete the necessary horizontal improvements. MLP has agreed to administer the construction of the horizontal improvements and, at the State’s election, the subsequent vertical improvements which are yet to be estimated. MLP will provide its administration services to the State at its cost and will not directly profit from these services. After the end of the lease, the State will remove any vertical improvements unless MLP requests that specific improvements remain.

The foregoing summary of the terms of the Agreement are not complete and are qualified in their entirety by reference to the full text of the amendments, which will be filed as an exhibit to the Company’s periodic report for the corresponding period.

Any statements contained in this Current Report on Form 8-K that refer to events that may occur in the future or other non-historical matters are forward-looking statements. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: (1) changes in governmental proclamations or regulation; (2) unexpected costs, liabilities or delays; and (3) potential disagreement relating to the disposition of improvements on the subject property. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: October 28, 2024	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer